EXHIBIT 99

   In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Redwood Trust Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this agreement expressly authorizes each other party to this agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:   APRIL 7, 1998

                                                     MARTIN CURRIE LTD.


                                                     By:/s/ James Fairweather
                                                        ------------------------
                                                        Name:  James Fairweather
                                                        Title: Director

                                                     MARTIN CURRIE INVESTMENT
                                                     MANAGEMENT LTD.


                                                     By:/s/James Fairweather
                                                        ------------------------
                                                        Name:  James Fairweather
                                                        Title: Director

                                                     MARTIN CURRIE INC.


                                                     By:/s/ James Fairweather
                                                        ------------------------
                                                        Name:  James Fairweather
                                                        Title: Vice President

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